U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2009

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 10, 2009, American Science and Engineering, Inc. (the “Company”) received a Partial Termination for Convenience from the U.S. government regarding its $28.8 million contract from the U.S. government for advanced technology development on a next-generation cargo inspection system designed to meet the requirements of the CAARS Program (Cargo Advanced Automated Radiography System) to automatically detect shielded nuclear threats at the nation’s ports of entry (the “Original Contract”).

As a result of the Partial Termination for Convenience of the Original Contract, the Company will realize a minimum of $25.0 million of the value of the Original Contract.  A Press Release describing the Original Contract award was reported by the Company in an 8-K filed on September 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 12, 2009	AMERICAN SCIENCE AND ENGINEERING, INC.

By: /s/ Anthony R. Fabiano
Anthony R. Fabiano
President and Chief Executive Officer